UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2007

Travelzoo Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50171 (Commission File Number)	36-4415727 (I.R.S. Employer Identification Number)

590 Madison Avenue, 21st Floor, New York, New York 10022 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 521-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See Item 5.02 below.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated North America Executive Bonus Plan

On April 6, 2007, the Compensation Committee of the Board of Directors of Travelzoo Inc. (the “Company”) adopted the North America Executive Bonus Plan, as amended and restated effective as of January 1, 2007. The purpose of the plan is to reward qualifying members of the Company’s North America executive team for achieving their quarterly performance targets, which will be established under the Company’s annual budget. If the specified targets are met, each plan participant is eligible for a bonus of $50,000 for that quarter, in addition to base salary. If the Company does not reach one or more targets for the foregoing bonus, each plan participant is eligible for a reduced bonus of $25,000 for that quarter if the Company meets other specified targets. However, no bonus is payable under the plan if there are more than two customers who each account for 10% or more of the Company’s worldwide consolidated revenues for the quarter or if any single customer accounts for more than 17% of the worldwide consolidated revenues for the quarter.

The Compensation Committee of the Board of Directors has the sole discretion to designate the executives that can participate in the plan. On April 6, 2007, the Compensation Committee of the Board of Directors determined that the following executives are eligible to participate in the plan: Holger Bartel, Ralph Bartel, Steve Ledwith, Shirley Tafoya and Wayne Lee.

The foregoing description of the North America Executive Bonus Plan, as amended and restated, is qualified in its entirety by reference to the North America Executive Bonus Plan, as amended and restated effective January 1, 2007, which has been filed as Exhibit 10.1 and which is incorporated by reference herein.

Shirley Tafoya Employment Agreement

On April 11, 2007, the Company entered into an addendum to the Employment Agreement dated May 8, 2001 between the Company and Shirley Tafoya, Senior Vice President of Sales, as amended. The addendum is effective as of April 1, 2007. The addendum provides that Ms. Tafoya’s base salary is at the annualized rate of $518,010.36. In addition, the addendum deletes the incentive compensation provision of the Employment Agreement.

Pursuant to the terms of the Employment Agreement, Ms. Tafoya is an at-will employee, meaning that the employment relationship may be terminated at any time, with or without cause, by the Company or Ms. Tafoya, upon two weeks prior written notice. However, if Ms. Tafoya’s employment is terminated at any time due to a change of control of the Company (as defined in the agreement), or if she is not offered a position of comparable pay and responsibilities in the same geographic area in which she worked immediately prior to the change of control, Ms. Tafoya is entitled to receive her base salary and medical benefits under the Employment Agreement for a period of 6 months in exchange for executing a general release of claims with respect to the Company.

A copy of the 2007 Addendum to Employment Agreement and the Employment Agreement, as amended, is filed as Exhibit 10.2 hereto and is incorporated by reference herein. The description of the 2007 Addendum to Employment Agreement and the Employment Agreement, as amended, contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC. (Registrant)

Date: April 11, 2007	By:	/s/ Wayne Lee
Wayne Lee
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Travelzoo Inc. North America Executive Bonus Plan as Amended and Restated Effective January 1, 2007
10.2	Employment Agreement dated May 8, 2001 by and between Travelzoo Inc. and Shirley Tafoya, as amended, and 2007 Addendum to Employment Agreement by and between Travelzoo Inc. and Shirley Tafoya